Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Fidelity Financial Trust of our report dated January 12, 2021, relating to the financial statements and financial highlights, which appear in Fidelity Independence Fund’s Annual Report on Form N-CSR for the year ended November 30, 2020 and of Fidelity Magellan Fund of our report dated May 11, 2020 relating to the financial statements and financial highlights, which appear in Fidelity Magellan Fund’s Annual Report on Form N-CSR for the year ended March 31, 2020. We also consent to the references to us under the headings “Additional Information About the Funds”, “Experts”, “Representations and warranties of the acquired fund”, and “Representations and warranties of the acquiring fund” in such Registration Statement and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated January 29, 2021 for Fidelity Independence Fund and May 30, 2020 for Fidelity Magellan Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 12, 2021